Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2012 for MW Commodity Advisors, LLC, contained in Registration Statement No. 333 – 188005 on Form S-1, as amended.

/s/ Fulvio & Associates, LLP

New York, New York

August 2, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 30, 2011 for Milbank Winthrop and Co., Inc., contained in Registration Statement No. 333 – 188005 on Form S-1, as amended.

/s/ Fulvio & Associates, LLP

New York, New York

August 2, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2011 for Milbank Winthrop and Co., Inc., contained in Registration Statement No. 333 – 188005 on Form S-1, as amended.

/s/ Fulvio & Associates, LLP

New York, New York

August 2, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2011 for MW Commodity Advisors, LLC, contained in Registration Statement No. 333 – 188005 on Form S-1, as amended.

/s/ Fulvio & Associates, LLP

New York, New York

August 2, 2013